UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2006 (September 27, 2006)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2006, the Board of Directors (the "Board") of Vineyard National Bancorp (the "Company") elected Dr. Robb Quincey as a director of the Company and of Vineyard Bank, the Company's wholly-owned subsidiary.  The Board also appointed Dr. Quincey as a member of its Audit Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Dr. Quincey and the Company or any employee or affiliate of the Company, pursuant to which Dr. Quincey was selected as a director.  In addition, neither Dr. Quincey nor any member of his immediate family has or will have any material interest in any transaction with the Company or any of its subsidiaries as would require disclosure pursuant to SEC Regulation S-K 404(a).

Dr. Quincey brings a wealth of experience to his new role at the Company, as described in a press release attached hereto as Exhibit 99.1.

Item	9.01. Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) The following exhibit is included with this Report:

Exhibit 99.1 Press Release dated October 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: October 3, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer